EXHIBIT 99.1

FBR Reports First Quarter Financial Results

ARLINGTON, Va., April 24, 2012 (GLOBE NEWSWIRE) -- FBR & Co. (Nasdaq:FBRC) ("FBR" or the "Company"), a leading investment bank serving the middle market, today reported net after-tax earnings of $0.4 million, or $0.01 per share, for the first quarter 2012 compared to a net after-tax loss of $1.9 million, or $0.03 per share, in the first quarter 2011. These results compare to a net after-tax loss of $18.9 million, or $0.33 per share, for the quarter ended December 31, 2011.

First quarter 2012 revenue was $39.1 million compared to $50.1 million in the first quarter 2011 and $27.7 million for the fourth quarter 2011.

First quarter 2012 total expenses were $38.6 million, compared to $52.1 million in the first quarter 2011 and $46.9 million in the fourth quarter 2011. Non-compensation fixed expenses in the first quarter 2012 totaled $12.4 million, compared to $15.2 million in the first quarter 2011 and $14.3 million in the fourth quarter 2011.

First Quarter Overview

  Investment banking revenue was $16.2 million compared to $16.6 million in the first quarter 2011 and $6.5 million in the fourth quarter 2011. The Company was bookrunner on two IPOs and one private placement during the quarter.
  Institutional brokerage generated net revenue of $16.1 million compared to $23.1 million in the first quarter 2011 and $14.9 million in the fourth quarter 2011. Results in brokerage were impacted by continued industry-wide pressure on equity commissions.
  Mutual fund assets under management as of March 31, 2012 rose to $1.9 billion compared to $1.7 billion as of March 31, 2011 and $1.7 billion at the end of 2011. Asset management revenue was $4.0 million in the first quarter 2012, compared to $4.0 million in the first quarter 2011 and $3.5 million in the fourth quarter 2011.
  The Company ended the first quarter with 281 employees, down from 465 at the end of the first quarter 2011 and 295 at the beginning of 2012.

The Company periodically repurchased shares of its common stock during the quarter. For the quarter ended March 31, 2012, the Company repurchased 500,000 shares at an average price of $2.55 per share. The Company continues to have authority to repurchase 2.6 million shares.

During the first quarter, shareholders' equity was relatively unchanged since year end 2011 and as of March 31, 2012, it totaled $225.3 million. As of March 31, 2012, the Company held $168.5 million in cash and its book value per share was $4.01.

"An improved capital markets environment in the first quarter allowed us to complete several important transactions from our backlog," said Richard J. Hendrix, President and Chief Executive Officer of FBR. "This activity, combined with significantly lower expenses as a result of our recent restructuring, enabled us to deliver meaningfully improved results relative to a very difficult second half of 2011."

Investors wishing to listen to the earnings call at 9:00 A.M. U.S. EDT, Wednesday, April 25, 2012, may do so via the Web or conference call at:

Webcast link:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=106511&CompanyID=FBCM&e=1&mediaKey=A638ADF35B185A230531194DBE6AEB85

Conference call dial-in number (domestic, toll-free): 877.303.6433

Conference call dial-in number (international): 224.357.2198

Conference call code: 33390461

Replays of the earnings call will be available via webcast following the call.

FBR & Co. (Nasdaq:FBRC) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiary FBR Capital Markets & Co. FBR focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom. FBR Fund Advisers, Inc., a subsidiary of FBR & Co., provides clients with a range of investment choices through The FBR Funds, a family of mutual funds. FBR is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States. For more information, please visit www.fbr.com.

The FBR & Co. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6405

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR's future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and other items throughout the Company's Form 10-K, and Current Reports on Form 8-K.

Financial data follow.

FBR & CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter ended
	March 31,

	2012	2011
REVENUES:
Investment banking:
Capital raising	$ 14,174	$ 15,110
Advisory	2,006	1,460
Institutional brokerage:
Principal transactions	6,502	5,836
Agency commissions	9,550	17,255
Asset management fees	4,023	3,981
Net investment income	2,009	5,599
Interest, dividends & other	814	857
Total revenues	39,078	50,098

EXPENSES:
Compensation and benefits	19,529	29,001
Professional services	2,983	3,955
Business development	2,877	3,646
Clearing and brokerage fees	2,384	2,674
Occupancy and equipment	4,310	5,105
Communications	3,668	4,351
Other operating expenses	2,866	3,336
Total expenses	38,617	52,068

Income (loss) before income taxes	461	(1,970)

Income tax provision (benefit)	23	(65)

Net income (loss)	$ 438	$ (1,905)

Basic earnings (loss) per share	$ 0.01	$ (0.03)
Diluted earnings (loss) per share	$ 0.01	$ (0.03)

Weighted average shares - basic	56,380	63,510
Weighted average shares - diluted	57,479	63,510

FBR & CO.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
ASSETS	2012	2011

Cash and cash equivalents	$ 168,511	$ 135,792
Receivables:
Due from brokers, dealers and clearing organizations	9,481	6,048
Customers	5,631	3,937
Other	3,200	6,854
Financial instruments owned, at fair value	90,417	100,634
Other investments, at cost	25,621	25,744
Intangible assets, net	2,005	2,121
Furniture, equipment and leasehold improvements, net	5,583	6,162
Prepaid expenses and other assets	7,439	10,791
Total assets	$ 317,888	$ 298,083

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$ 43,371	$ 35,496
Accrued compensation and benefits	10,054	15,760
Accounts payable, accrued expenses and other liabilities	16,908	15,280
Due to brokers, dealers and clearing organizations	22,282	6,250
Total liabilities	92,615	72,786

Shareholders' equity:
Common stock	55	55
Additional paid-in capital	417,442	412,551
Restricted stock units	23,661	29,013
Accumulated other comprehensive income	18	19
Accumulated deficit	(215,903)	(216,341)
Total shareholders' equity	225,273	225,297

Total liabilities and shareholders' equity	$ 317,888	$ 298,083

Book Value per Share	$4.01	$3.99

Shares Outstanding (in thousands)	56,167	56,490

FBR & CO.
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-1 12	Q-4 11	Q-3 11	Q-2 11	Q-1 11
Revenues	$ 39,078	$ 27,737	$ 20,134	$ 49,182	$ 50,098

Expenses:
Variable	9,946	6,262	10,272	14,974	15,860
Fixed	28,671	34,801	35,625	37,146	36,208
Impairment of goodwill	--	5,882	--	--	--

Income (loss) before income taxes	461	(19,208)	(25,763)	(2,938)	(1,970)

Income tax provision (benefit)	23	(327)	373	(211)	(65)

Net income (loss)	$ 438	$ (18,881)	$ (26,136)	$ (2,727)	$ (1,905)

Fixed expenses	$ 28,671	$ 34,801	$ 35,625	$ 37,146	$ 36,208
Less: Non-cash expenses[1]	1,980	1,523	1,927	2,459	2,352
Corporate transaction costs[2]	429	567	--	986	--
Severance	38	3,496	442	--	806

Core fixed costs[3]	$ 26,224	$ 29,215	$ 33,256	$ 33,701	$ 33,050

Statistical Data
Revenues per employee (annualized)	$ 556	$ 376	$ 189	$ 444	$ 431

Employee count	281	295	426	443	465

Net assets under management (in millions)
Mutual funds	$ 1,937.3	$ 1,684.8	$ 1,358.9	$ 1,635.3	$ 1,689.4

[1] Non-cash expenses include compensation costs associated with stock-based awards and amortization of intangible assets.

[2] Corporate transaction costs include costs related to reductions in physical space and restructuring costs.

[3] Core fixed costs is a non-GAAP measurement used by management to analyze and assess the Company's fixed operating costs. Management believes that this non-GAAP measurement assists investors in understanding the impact of the items noted in footnotes 1 and 2 and severance costs on the performance of the Company.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these items do in fact reflect the underlying financial results of the Company and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes fixed expenses on a GAAP basis and core fixed costs on a non-GAAP basis should be considered together.

CONTACT: Media: Shannon Small at 703.469.1190
         or ssmall@fbr.com
         Investors:  Bradley J. Wright at 703.469.1080
         or fbrcir@fbr.com